                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Rotonics Manufacturing Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           ROTONICS MANUFACTURING INC.

                                -----------------

                    Notice of Annual Meeting of Stockholders
                           to be held December 3, 1999


     The Annual Meeting of Stockholders of ROTONICS MANUFACTURING INC. (the "Company") will be held on December 3, 1999 at 9:30 a.m. local time at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248, for the purpose of considering and voting on the following matters:

     1.   Election of Directors.

     2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending June 30, 2000.

     3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on October 8, 1999 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof.

                                      By Order of the Board of Directors



                                      E. Paul Tonkovich
                                      Secretary


Gardena, California
October 25, 1999



           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
                    PLEASE READ THE ENCLOSED PROXY STATEMENT
                   AND SIGN AND RETURN THE ENCLOSED PROXY CARD
              AS SOON AS POSSIBLE IN THE ENCLOSED PREPAID ENVELOPE.

                           ROTONICS MANUFACTURING INC.
                           17022 SOUTH FIGUEROA STREET
                            GARDENA, CALIFORNIA 90248
                                 (310) 538-4932

                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rotonics Manufacturing Inc. (the "Company") of proxies in the accompanying form, relating to the annual meeting of stockholders (the "Annual Meeting") to be held December 3, 1999 at 9:30 a.m. local time at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248, or any adjournments thereof. The Proxy Statement and the enclosed proxy are being mailed to stockholders on or about October 25, 1999.

         Only stockholders of record at the close of business on the record date, October 8, 1999, are entitled to vote at the meeting. On that date there were outstanding and entitled to vote 14,976,991 shares of Common Stock ($.01 par value) of the Company. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by plurality of votes cast and all other proposals submitted to the stockholders must be approved by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are counted as votes against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or not. Holders of shares of Common Stock are entitled to one vote per share on each matter to come before the meeting. Stockholders do not have cumulative voting rights.

         If the enclosed proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given with respect to any matter, the proxy will be voted for such matter. Any stockholder giving a proxy for the meeting in the accompanying form may revoke it at any time prior to its being voted, by filing with the Secretary of the Company at the Company's principal executive office, 17022 South Figueroa Street, Gardena, California 90248, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

            SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

         The following table and the footnotes there to set forth, as of September 30, 1999, certain information regarding Common Stock of the Company beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, by each director and by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.


                                                        AMOUNT AND NATURE OF                       PERCENT
NAME OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP (1)                     OF CLASS
------------------------                              ------------------------                     --------
Sherman McKinniss                                           5,368,720 (2)                              35.9

Larry DeDonato                                                128,332 (3)                                 *

James E. Evans                                                 11,000                                     *

David C. Polite                                                27,222                                     *

E. Paul Tonkovich                                              88,655 (4)                                 *

Larry L. Snyder                                               100,000 (5)                                 *

Robert D. Grossman                                          2,072,539 (6)                              13.8

Robert E. Gawlik                                              190,000 (7)                               1.3

Douglas W. Russell                                             87,164 (8)                                 *

All directors and all executive officers of                 8,073,632 (2)(3)(4)(5)(6)(7)(8)            53.9
the Company as a group (9 individuals)

Marc L. Berman - Nominee for Director                         131,799 (9)                                 *

Linn Derickson                                              1,020,437 (10)                              6.8

--------------------

 *   Less than 1%.

(1) Unless otherwise indicated, shares are held with sole voting and investment power.

(2) Consisting of: (i) 5,026,720 shares of Common Stock held by Mr. McKinniss jointly with his spouse; and (ii) 342,000 shares of Common Stock held by a pension plan for the benefit of Mr. McKinniss. Mr. McKinniss' address is 17022 South Figueroa Street, Gardena, CA 90248.

(3) Consisting of: (i) 118,333 shares of Common Stock held by Mr. DeDonato jointly with his spouse; and (ii) 3,333 shares of Common Stock held by a pension plan for the benefit of Mr. DeDonato; and (iii) 6,666 shares of Common Stock held by the minor child of Mr. DeDonato.

(4) Consisting of: 88,655 shares of Common Stock held by Mr. Tonkovich as trustee of a profit sharing trust of which Mr. Tonkovich is a beneficiary.

(5) Consisting of: 100,000 shares of Common Stock held by Mr. Snyder jointly with his spouse.

(6) Consisting of: 2,072,539 shares of Common Stock held by GSC Industries, Inc. of which Mr. Grossman has a controlling ownership interest. Mr. Grossman's address is 12700 Biscayne Blvd., Suite 206, North Miami, FL 33181.

(7) Consisting of: (i) 50,000 shares of Common Stock held by a pension plan for the benefit of Mr. Gawlik; and (ii) 140,000 shares of Common Stock issuable on the exercise of currently exercisable stock options.

(8) Consisting of: (i) 46,664 shares of Common Stock held by Mr. Russell jointly with his spouse; (ii) 38,000 shares of Common Stock held by the minor children of Mr. Russell; and (iii) 2,500 shares of Common Stock issuable on the exercise of currently exercisable stock options.

(9) Consisting of: (i) 116,466 shares of Common Stock held by Mr. Berman jointly with his spouse; and (ii) 15,333 held by a pension plan for the benefit of Mr. Berman.

(10) Consisting of: 1,020,437 shares of Common Stock held by Mr. Derickson jointly with his spouse. Mr. Derickson's address is 1305 West Brooks Street, Ontario, CA 91761.

                    PROPOSAL 1 - ELECTION OF DIRECTORS

         A board of seven directors is to be elected to serve until the next Annual Meeting of Stockholders. Sherman McKinniss, Larry DeDonato, David C. Polite, E. Paul Tonkovich, Larry L. Snyder, Robert D. Grossman, and Marc L. Berman have been nominated for election as directors of the Company at the Annual Meeting. All of the nominees for director, except for Mr. Berman, currently serve on the Board of Directors. Messrs. McKinniss and Tonkovich were elected to the Board of Directors in August 1991 in connection with the merger into the Company of Rotonics Molding, Inc.-Chicago ("RMIC"). David C. Polite was elected to the Board at the 1993 Annual Meeting of Stockholders, Larry DeDonato was elected to the Board at the 1994 Annual Meeting of Stockholders, and Larry L. Snyder was elected to the board at the 1997 Annual Meeting of Stockholders. Mr. Grossman was appointed to the Board on March 25, 1998.

     It is intended that all proxies submitted in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of the seven nominees. In case any of the nominees is unavailable for election, an event which is not now anticipated, the enclosed proxy may be voted for the election of a substitute nominee or nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Information regarding each of the seven nominees is set forth below. The descriptions of the business experience of these individuals include all principal positions held by them from 1993 to the date of this Proxy Statement.

     SHERMAN MCKINNISS (age 63) has served as President and Chief Executive Officer of the Company since August 1991 and as Chairman of the Board since December 1994. Prior to that, Mr. McKinniss had been President, a director and one of the owners of RMIC. Previously, Mr. McKinniss owned and operated Rotational Molding, Inc. ("RMI") which he sold to the Company in 1986 and was a partial owner of Rotational Molding, Inc.-Florida which was merged into RMIC in 1988.

     LARRY M. DEDONATO (age 45) has owned and operated an optometry practice in central California since before 1982. In addition, Mr. DeDonato was an assistant professor at the Southern California College of Optometry from 1979 until 1986. Mr. DeDonato is the son-in-law of Mr. McKinniss.

     DAVID C. POLITE (age 44) has been a practicing attorney in the Portland, Oregon area since the fall of 1991. In December 1988, he cofounded Seaboard Investors, an investment group, and serves as its Vice President. Prior to that time, he served as Special Counsel for Corporate Development to Essex Chemical Corporation from before 1988, and from December 1982 through June 1986, he served as Staff Attorney for the United States Securities and Exchange Commission.

         E. PAUL TONKOVICH (age 61) has served as Secretary of the Company since August 1991. He has been a practicing attorney since January 1966. He was legal counsel to RMIC and to Mr. McKinniss and is now legal counsel for the Company.

         LARRY L. SNYDER (age 61) has served as Chairman of the Board since 1995 for Nebraska GPS which provides differential GPS signal for agricultural use. Prior to that, Mr. Snyder served as President of Snyder Industries Inc., a fiberglass and rotational molding company, from 1962 until 1991. Mr. Snyder serves as a Board of Trustee for Nebraska Wesleyan University and is a past President and a charter member of the Association of Rotational Molders. Mr. Snyder also operates a substantial precision farming and cattle operation in central Nebraska.

     ROBERT D. GROSSMAN (age 78) has been one of the owners and has served as CEO of GSC Industries Inc. since 1997. Previously, Mr. Grossman had been President, Director and one of the owners of Rotocast International Inc. which was sold to the Company in March 1998. Mr. Grossman was one of the founders of the Association of Rotational Molders as well as its first President and first Inductee into its Hall of Fame.

     MARC L. BERMAN (age 54) has been a partner at Berman Cohn, an investment banking, merger & acquisition firm, since 1993. Mr. Berman is also a member of the Association of Corporate Growth.

     Mr. James E. Evans, a current member of the Board, has chosen not to stand for re-election. The Company would like to thank Mr. Evans for his service to the Company as a member of the Board.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors held four meetings during fiscal year 1999. Each director attended all of the meetings of the Board of Directors except Robert D. Grossman, who was absent from the December 1998 meeting.

         The Board has an Audit Committee, comprised in fiscal year 1999 of David C. Polite, Larry DeDonato, James E. Evans, and Larry L. Snyder. The functions of the Audit Committee are to approve of the engagement of the Company's independent accountants and to review with them the plan and scope of their audit for each year, the results of such audit when completed, and their fees for services performed. During fiscal year 1999, the Audit Committee held two meetings. Each member of the Audit Committee attended all of those meetings.

EXECUTIVE OFFICERS

         The present executive officers of the Company are Sherman McKinniss, Chairman of the Board, President and Chief Executive Officer; Robert E. Gawlik, Chief Operating Officer and Executive Vice-President;
E. Paul Tonkovich, Secretary; and Douglas W. Russell, Treasurer, Chief Financial Officer and Assistant Secretary. Mr. Gawlik has been employed by the Company since August 1998. Prior to that he was the General Manager for Bonar Plastic's Oregon facility from 1991 until 1998, and as Executive Vice-President of Encore Industries from 1986 to 1989 and later as President of Encore Group from 1989 to 1991. Mr. Russell has been employed by the Company since May 1991. Prior to that he was a Senior Auditor for the accounting firm of Hallstein & Warner from 1988 until 1991, and was the Assistant Controller of RMI from September 1985 to September 1987. Mr. Russell is the son-in-law of Mr. McKinniss.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received in the three fiscal years ended June 30, 1999, by the Company's Chief Executive Officer, and each of the other most highly compensated executive officers of the company, except for Mr. Gawlik which only reflects one year of compensation since his date of employment, August 1998.


                                     SUMMARY COMPENSATION TABLE


                                                                                                                     LONG-TERM
                                                                                                                    COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR                      ANNUAL COMPENSATION                         AWARDS OPTIONS
---------------------------                  ----      -------------------------------------------------------     --------------
                                                                                              OTHER ANNUAL
                                                            SALARY           BONUS           COMPENSATION(1)             OPTIONS
                                                            ------           -----           ---------------             --------

Sherman McKinniss                            1999          $369,324         $19,629               $6,722                    -
President and CEO

                                             1998          $365,000         $45,080               $5,434                    -

                                             1997          $353,041         $32,000               $4,418                    -

Robert E. Gawlik                             1999          $141,533         $     -               $    -                  100,000
Vice-President and COO

Douglas W. Russell                           1999          $126,380         $ 8,243               $  954                    5,000
Treasurer, CFO and Assistant Secretary

                                             1998          $124,038         $27,792               $  954                    -

                                             1997          $104,997         $18,320               $  954                    -

--------------------

(1) Consists of the annual premium on a term life insurance policy covering the named executives, as to which they are the named insured and beneficiary. The Company is obligated to pay these premiums pursuant to the executives' respective employment agreement.


OPTIONS/EXECUTIVE OFFICERS

         The following table shows the options granted to the named executive officers during fiscal 1999 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the price of the Company's Common Stock increases 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecase future appreciation of the Company's Common Stock.

         The options described in this table have exercise prices equal to the current market value of a share of the Company's Common Stock on the date they were granted. Unless the Company's stock price appreciates and the recipient continues to be employed until the options vest, the options will have no value.


                                        OPTIONS GRANTED IN LAST FISCAL YEAR
                                        -----------------------------------

                                                INDIVIDUAL GRANTS (1)
                          --------------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATE OF
                                      % OF TOTAL OPTIONS                                       STOCK PRICE APPRECIATION
                                          GRANTED TO        EXERCISE OR                             FOR OPTION TERM
                           OPTIONS       EMPLOYEES IN       BASE PRICE       EXPIRATION     -------------------------------
      NAME                 GRANTED        FISCAL YEAR        ($ / SH)          DATE               5%              10%
----------------------     -------    --------------------  -----------     -------------     -----------    --------------
Robert E. Gawlik          100,000           87.0%             $0.875         08/03/01          $13,792        $28,963

Douglas W. Russell          5,000(2)         4.3%             $0.8125        09/21/01          $   640        $ 1,345


---------------------------------
(1)  All options were granted at the current market price on the date of grant.

(2) Options granted to Mr. Russell vest in one-half installments beginning one year after the grant date.

AGGREGATED OPTION EXERCISES AND OPTION VALUES TABLE

         The following table shows information concerning the exercise of stock options by each of the named executive officers during fiscal 1999, and the value of all remaining exercisable and unexercisable options at June 30, 1999, on a pre-tax basis.



                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND FISCAL YEAR-END OPTION VALUES
                            ------------------------------------------------


                                                                      NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                                           OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                                             6/30/99                       6/30/99(1)
                          SHARES ACQUIRED                             ---------------------           ----------------------
        NAME                ON EXERCISE        VALUE REALIZED     EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
---------------------     ----------------     ---------------    -----------   --------------     -----------   -------------
Robert E. Gawlik                 -              $       -            100,000         -               $ 12,500      $     -
Douglas W. Russell               -              $       -              2,500      2,500              $    469      $   469

(1) Based on the closing price of the Company's Common Stock as reported on the AMEX on June 30, 1999 ($1.00).


REPORT OF THE BOARD/EXECUTIVE COMPENSATION

         EXECUTIVE OFFICERS. The annual compensation of the Company's executive officers, other than Mr. McKinniss, is recommended by the President and reviewed and approved by the Board of Directors. The salary recommendations are based on the President's perspective of the value of that position at the Company, the executive's individual performance, the Company performance and compensation for similar positions at other companies within the industry. The Company believes that compensation of the Company's executive officers should be sufficient to attract and retain highly qualified personnel and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long and short-term performance goals measured by successful development of new products, increases in sales volumes, meeting or exceeding financial targets established by the Board of Directors, and other factors. The Company's executive compensation generally consists of a base salary and a cash bonus. Executive compensation paid to Mr. Gawlik and Mr. Russell, consisting of a base salary and a cash bonus, is determined under the guidelines of their respective employment agreements (see "Employment Agreements"). The employment agreements establish a base salary and a minimum annual increase tied to the cost of living. The Board of Directors may approve a base salary in excess of that required by the contractural cost of living increase based on the Board's determination of Mr Gawlik's and Mr. Russell's respective performance and contribution using the same process and philosophy as indicated above. The cash bonus paid to Mr. Russell during fiscal 1999 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement.

         The Board of Directors may also issue stock options pursuant to the Company's Stock Option Plan as additional long-term incentive compensation to its key executives. Annual cash bonuses granted to the Company's executives, other than for Messrs. McKinniss, Gawlik, and Russell, are discretionary and are based on evaluation of job performance and the attainment of various goals. The Company currently provides no retirement benefits to its executive officers.

         CHIEF EXECUTIVE OFFICER. The Company's Board of Directors meets once each year, separately from Sherman McKinniss, to discuss compensation arrangements for Mr. McKinniss, Chairman, President and CEO, and the employment agreement with him (see "Employment Agreements"). The base salary and bonus paid to Mr. McKinniss is determined within the guidelines of his employment agreement, which establishes a base salary and a minimum annual increase tied to the cost of living. The Board of Directors may approve of a base salary in excess of that required by the contractual cost of living increase based on the Board's determination of Mr. McKinniss' performance and contribution using a similar process and philosophy as that employed for other executive officers. The Board assesses Mr. McKinniss' leadership, performance and contributions towards achieving the Company's long-term strategic and financial objectives. There is no specific formula employed between the Company's stated goals and performance and the Board's determination; instead the Board's judgment and discretion is used in determining the base salary. The cash bonus paid to Mr. McKinniss during fiscal 1999 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement.

                  THE BOARD OF DIRECTORS
                                                     Sherman McKinniss
                                                     David C. Polite
                                                     Larry DeDonato
                                                     E. Paul Tonkovich
                                                     Larry L. Snyder
                                                     Robert D. Grossman
                                                     James E. Evans


COMPENSATION COMMITTEE - INTERLOCKS AND INSIDER PARTICIPATION

         As described above, the Company's compensation decisions are made by the Board of Directors as a whole, based on recommendations made to the Board by Mr. McKinniss, the Company's Chief Executive Officer, for other executive officers. Mr. McKinniss does not participate in discussions regarding his own compensation.

CERTAIN TRANSACTIONS

         During the fiscal year ended June 30, 1999, the Company incurred legal fees and costs amounting to $44,500 for services performed by E. Paul Tonkovich Professional Corporation, of which E. Paul Tonkovich, the Secretary and a director of the Company, is an employee.

         As a result of the Rotocast International, Inc. ("Rotocast") merger in March 1998, the Company now leases several of its manufacturing facilities from GSC Industries (former parent company of Rotocast), of which Mr. Grossman, a director of the Company, has a controlling ownership interest. In fiscal 1999, the Company paid rent on these facilities amounting to $491,300.

         During the period July 1, 1998 to March 31, 1999, the Company paid Mr. Grossman, as an employee of the Company, wages amounting to $77,546 and pursuant to the Rotocast merger agreement, automobile expenses and life insurance amounting to $10,681. The Company also paid Mr. Grossman a royalty of $7,500 in fiscal 1999 in connection with the sale of certain products acquired through the Rotocast merger.

         Effective April 1, 1999, the Company entered into a consulting agreement with Mr. Grossman which will remain in force until such time that Mr. Grossman ceases serving as a director of the Company. In recognition of services rendered under the consulting agreement, the Company will compensate Mr. Grossman through the payments of various personal benefits for life insurance, medical insurance, and automobile expenses. Since the inception of this agreement through June 30, 1999, the Company paid a total of $8,814 for Mr. Grossman's services.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with Mr. McKinniss which expires August 12, 2002. The agreement provides for a minimum annual base salary of $200,000 and is increased on each anniversary of the agreement (August 12) by an amount at least equal to the annual percentage increase in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may, in its discretion, increase the base salary by a greater amount. Effective August 16, 1999, the annual salary for Mr. McKinniss was increased to $376,766. See "Report of the Board/Executive Compensation". In addition to Mr. McKinniss' base salary, under the agreement he is to be paid an annual bonus equal to one percent (1%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause as outlined in the agreement. If the Company terminates the employment of Mr. McKinniss for reasons other than cause, disability or death, Mr. McKinniss will be entitled to receive as a termination payment, his current base salary for a period of twelve (12) months from termination.

         The Company has entered into an employment agreement with Mr. Gawlik which expires August 3, 2001. The agreement provides for a minimum annual base salary of $160,000 and is increased on each anniversary of the agreement (August 3) by an amount at least equal to the annual percentage in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may in its direction, increase the base salary by a greater amount. Effective August 9, 1999, the annual salary to Mr. Gawlik was increased to $162,864. See "Report of the Board /Executive Compensation". In addition to Mr. Gawlik's base salary, under the agreement he is to be paid an annual bonus equal to one percent (1%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th, and is to also be granted options to acquire 100,000 shares of the Company's Common Stock effective August 3, 1998 and an additional 40,000 options granted on August 3, 1999 and August 3, 2000, respectively. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause as outlined in the agreement. If the Company terminates the employment of Mr. Gawlik for reasons other than cause, disability or death, Mr. Gawlik will be entitled to receive as a termination payment, his current salary for a period of twelve (12) to twenty-four (24) months from termination depending on certain circumstances.

         The Company has entered into an employment agreement with Mr. Russell which expires August 31, 2001. The agreement provides for a minimum annual base salary of $90,000 and is increased on each anniversary of the agreement (September 1) by an amount at least equal to the annual percentage in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may, in its discretion, increase the base salary by a greater amount. Effective September 6, 1999, the annual salary to Mr. Russell was increased to $129,038. See "Report of the Board/Executive Compensation". In addition to Mr. Russell's base salary, under the agreement he is to be paid an annual bonus equal to one-half of one percent (.5%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause, disability or death, Mr. Russell will be entitled to receive as a termination payment, his current salary for a period of twelve (12) months from termination.

COMPENSATION OF DIRECTORS

         During the fiscal year ended June 30, 1999, directors (other than those who were employees of the Company) were paid $600 for the September and December 1998 Board meetings, and $1,250 for the March and June 1999 Board meetings they attended. All members of committees of the Board received $250 for each meeting which they attended, plus reimbursement for reasonable expenses incurred unless such meetings occurred on the day of meetings of the full Board, in which case such committee members received no additional compensation. The Company incurred directors fees totaling $18,500 in fiscal year 1999. Directors who are employees of the Company have not been separately compensated for their services as directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership (Form 3) and changes in ownership of such stock (Forms 4 and 5).

         To the Company's knowledge, based solely upon review of the copies of such reports furnished to it, during fiscal year ended June 30, 1999, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

                        PERFORMANCE GRAPH
                        -----------------

         The following graph shows a comparison of five-year cumulative total stockholder return among the Company, the Standard & Poor 500 Index and the Standard & Poor Specialty Chemical Index, assuming $100 invested on July 1, 1994 in each (1).


                                PERFORMANCE GRAPH
                         FOR ROTONICS MANUFACTURING INC.
                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                     [GRAPH]

                                                                               SHAREHOLDER RETURNS
                                                                               JUNE INDEX RETURNS
        --------------------------------     ------------------------------------------------------------------------------------
        COMPANY/INDEX                                 1994          1995          1996          1997          1998          1999
        --------------------------------     ------------------------------------------------------------------------------------
        Rotonics Manufacturing Inc (RMI)               100        153.85        180.16        176.56        132.15        137.79
        S&P 500 Index                                  100        126.07        158.85        213.97        278.51        341.88
        S&P Chemicals - Specialty Index                100        128.31        144.51        155.52        155.97        194.48

        (1) Total return assumes reinvestment of dividends.

          PROPOSAL 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors recommends to the stockholders the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal year 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                        OTHER MATTERS

         As of the time of preparation of this Proxy Statement, the Board of Directors knew of no matter other than the matters described herein which will be presented at the meeting. However, the accompanying proxy contains discretionary authority on the persons named therein to vote on any other matter properly brought before the meeting or any adjournment thereof, the person or persons voting the proxies intend to vote them in accordance with their best judgment.

         This Proxy Statement will be accompanied by the Company's Annual Report for the fiscal year ended June 30, 1999, when it is delivered to stockholders.

         Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 2000 must submit such proposals so as to be received by the Company at 17022 South Figueroa Street, Gardena, California 90248, on or before June 28, 2000. In addition, if the Company is not notified by September 12, 2000 of a proposal to be brought before the 2000 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

                          ROTONICS MANUFACTURING INC.

                  Proxy Solicited by the Board of Directors
                    for the Annual Meeting of Stockholders
                         to be Held December 3, 1999.

The undersigned hereby appoints Sherman McKinniss and E. Paul Tonkovich, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the capital stock of ROTONICS MANUFACTURING INC. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248 at 9:30 a.m. on December 3, 1999, and at any adjournments or postponements of such meeting, as follows:

 1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the nominees listed below:

        ___ FOR all nominees              ___ WITHHOLD AUTHORITY
            listed below, except              to vote for all listed nominees.
            those whose names
            are handwritten on
            the line below.

        Sherman McKinniss, Larry DeDonato, David C. Polite, E. Paul
        Tonkovich, Larry L. Snyder, Robert D. Grossman and Marc L. Berman. To withhold authority to vote for any of the above nominees, write the nominee's name below:

        -------------------------------------------------------------

 2. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 2000.

        ___For                    ___Against                   ___Abstain

 3. To transact such other business as properly may come before the meeting. The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above.
        WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

        -------------------------------------------------------------
        -------------------------------------------------------------


                                       Signature(s) of Stockholder(s)

                                       Date and sign exactly as name(s)
                                       appear(s) on this proxy.  If signing
                                       for estates, trusts, corporations or
                                       other entities, title or capacity
                                       should be stated.  If shares are held
                                       jointly, each holder should sign.


                                       Date:_______________, 1999



                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.